Exhibit 99.1

FOR IMMEDIATE RELEASE
Castle Brands Inc.
570 Lexington Avenue
New York, NY 10022
646-356-0200
www.castlebrandsinc.com

Investor Relations Contact:
ICR
Kathleen Heaney/Idalia Rodriguez
(203) 803-3585/(203) 803-7402	FINAL
ir@castlebrandsinc.com
Castle Brands Announces Fiscal 2009 First Quarter Results
Operating Loss Narrows
NEW YORK, NY, August 14, 2008. Castle Brands Inc. (AMEX:ROX), an emerging international importer and marketer of premium spirits, today reported financial results for its fiscal 2009 first quarter ended June 30, 2008.
Fiscal 2009 First Quarter Highlights
•	Operating loss reduced by $0.7 million

•	Average revenue per case increased 15.4%;

•	Total U.S. case sales up 9%;

•	Total revenue increased 5% to $5.9 million

•	Case volume sales of 67,309
As a result of focused efforts on the Company’s more profitable brands and markets, as well as continued cost control measures, the loss from operations improved 16% or $0.7 million to ($3.8) million for the three-months ended June 30, 2008 from ($4.5) million in the comparable prior year period.
U.S. case sales increased 9% to 48,937 nine liter cases in the first quarter of fiscal 2009, primarily reflecting strong sales of Gosling’s Rum and Pallini Limoncello. U.S. case sales accounted for 73% of total case sales, up from 60% in fiscal first quarter 2008. International case sales declined 38% in the quarter to 18,732 cases as a result of a transition to a new distributor in the Republic of Ireland. Reflecting the decrease in international case sales, global case sales in the first quarter were down 9% to 67,309 nine liter cases.
Donald L. Marsh, Castle Brands’ President and Chief Operating Officer, commented, “Our first quarter results are in line with our plan to focus our sales and marketing efforts on our most profitable brands. We continue to aggressively cut and control costs and expect to continue to promote efficiency in the company as we concentrate on our goal of achieving profitability. The narrowing of the Company’s net loss in the quarter indicates we are making progress towards the goal of becoming profitable.” Mr. Marsh added, “Our brands continue to perform well in the U.S. market and last year’s restructuring of our international operations should begin to have a positive impact on volume in the coming quarters. We are confident that changes we have implemented will continue to have a positive effect on the financial performance of the Company.”
Review of the Quarter
For the first quarter, Castle Brands reported net sales of $5.9 million, representing a 5% increase over the prior year quarter. Gross profit for the first quarter declined 9% to $1.9 million from $2.1 million in the prior year quarter. The gross margin in the quarter was 32.9%, down from 37.7% in the same period of the prior year, primarily reflecting higher cost of sales due to increased raw material costs and the effects of a weakening U.S. dollar against the euro.
Selling expense for the quarter decreased 19% to $3.4 million from $4.2 million in the prior year quarter, primarily due to restructuring efforts implemented during the past nine months and a decrease in advertising, marketing and promotional expenses. Selling expenses as a percentage of revenue were 58% in the first quarter, down from 75% in the comparable period in the prior year.
General and administrative (G&A) expenses were flat in the first quarter at $2.1 million. As a percentage of revenue G&A expenses decreased to 35% in the quarter, compared to 37% for the comparable period in the prior year.
Balance Sheet
Cash and equivalents, together with short-term investments, totaled $2.8 million at June 30, 2008.

More about Castle Brands Inc.
Castle Brands is an emerging developer and international marketer of premium branded spirits within five growing categories of the spirits industry: vodka, rum, tequila, whiskey and liqueurs/cordials. Castle Brands’ portfolio includes, Gosling’s Rum®, Pallini® Limoncello™, Raspicello™ and Peachcello™, Tierras Tequila, Knappogue Castle Whiskey®, Clontarf® Irish Whiskey, Jefferson’s™ and Jefferson’s Reserve® Bourbon, Sam Houston® Bourbon, Boru® Vodka, Celtic Crossing® Liqueur, Sea Wynde® Rum and Brady’s® Irish Cream.
Forward Looking Statements
This press release includes statements of our expectations, intentions, plans and beliefs that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, related to the discussion of our business strategies and our expectations concerning future operations, margins, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. We have used words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “expects,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, including references to assumptions, in this press release to identify forward looking statements. These forward looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward looking statements.
As previously disclosed in the Castle Brands Report on Form 10-K filed June 30, 2008 and the Castle Brands’ audit report on its financial statements for the fiscal quarter ended June 30, 2008, contain a going concern qualification from its Independent Registered Public Accounting Firm, Eisner LLP. Further information regarding the going concern qualification can be found in Castle Brands’ quarterly report on Form 10-Q filed with the Securities and Exchange Commission as of today. More information about these and other factors are described under the caption “Risk Factors” in Castle Brands’ Annual Report on Form 10-K for the year ended March 31, 2008, as amended, filed with the Securities and Exchange Commission.
When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the documents incorporated by reference. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws. ROX-E

CASTLE BRANDS INC. AND SUBSIDIARIES
Condensed Consolidated Statement of Operations

	Three-months Ended June 30,
	2008	2007
Sales, net	$5,891,395	$5,624,085
Cost of sales	3,952,685	3,504,538

Gross profit	1,938,710	2,119,547

Selling expense	3,429,344	4,237,608
General and administrative expense	2,071,973	2,060,920
Depreciation and amortization	243,507	271,427

Net operating loss	(3,806,114)	(4,450,408)

Other income	15,573	—
Other expense	(11,725)	(11,167)
Foreign exchange (loss)/gain	(98,911)	77,326
Interest expense, net	(505,350)	(487,460)
Current credit on derivative financial instrument	—	189,397
Income tax benefit	37,038	37,038
Minority interests	67,308	240,370

Net loss	$(4,302,181)	$(4,404,904)

Net loss per common share
Basic	$(0.28)	$(0.31)

Diluted	$(0.28)	$(0.31)

Weighted average shares used in computation
Basic	15,629,776	14,166,391

Diluted	15,629,776	14,166,391

CASTLE BRANDS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheet

	June 30, 2008	March 31, 2008
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$772,523	$1,552,385
Short-term investments	2,053,507	4,231,644
Accounts receivable – net of allowance for doubtful accounts of $239,648 and $230,967	6,102,528	7,544,445
Due from affiliates	65,538	61,596
Inventories	9,312,563	8,535,993
Prepaid expenses and other current assets	1,577,093	811,711

TOTAL CURRENT ASSETS	19,883,752	22,737,774

EQUIPMENT – net	754,201	753,317

OTHER ASSETS
Intangible assets – net of accumulated amortization of $2,700,701 and $2,517,199	13,407,689	13,591,191
Goodwill	3,745,287	3,745,287
Restricted cash	799,803	799,864
Other assets	411,082	509,493

TOTAL ASSETS	$39,001,814	$42,136,926

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of notes payable and capital leases	$482,297	$99,784
Senior notes payable	9,722,671	—
Accounts payable	4,543,131	2,818,910
Accrued expenses	758,267	2,142,845
Due to stockholders and affiliates	1,178,577	919,758

TOTAL CURRENT LIABILITIES	16,684,943	5,981,287

LONG TERM LIABILITIES
Senior notes payable	—	9,649,109
Notes payable and capital leases, less current maturities	9,000,000	9,001,335
Deferred tax liability	2,370,178	2,407,216

	28,055,121	27,038,957

COMMITMENTS AND CONTINGENCIES
MINORITY INTERESTS	242,502	309,810

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value, 5,000,000 shares authorized, none outstanding
Common stock, $.01 par value, 45,000,000 shares authorized; 15,629,776 and 15,629,776 shares issued and outstanding at June 30, and March 31, 2008, respectively	156,298	156,298
Additional paid in capital	105,030,128	104,806,044
Accumulated deficiency	(91,848,192)	(87,546,011)
Accumulated other comprehensive loss	(2,634,043)	(2,628,172)

TOTAL STOCKHOLDERS’ EQUITY	10,704,191	14,788,159

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$39,001,814	$42,136,926

CASTLE BRANDS INC. AND SUBSIDIARIES
Geographic and Category Case Sales
9L Equivalents

	Three Months Ended
	June 30th
	2008	2007
Total
United States	48,937	44,723
International	18,372	29,447

Total	67,309	74,170

Vodka
United States	17,847	18,451
International	7,694	17,546

Total	25,541	35,997

Rum
United States	17,129	14,877
International	5,597	7,893

Total	22,726	22,770

Whiskey\Bourbon
United States	2,287	2,354
International	4,106	2,631

Total	6,393	4,985

Liqueurs
United States	11,674	9,041
International	975	1,377

Total	12,649	10,418